The Series Portfolio
                     Amendment No. 1 to Declaration of Trust
                         by Written Consent of Trustees


                     Abolishment and Establishment of Series
                                October 10, 1996
                                Hamilton, Bermuda


         The undersigned, being the Trustees of The Series Portfolio (the "Trust"), pursuant to Article VI Section 6.2 of the Trust's Declaration of Trust dated as of June 24, 1995 (the "Declaration"), hereby adopt the following resolutions applicable to the Trust and its Series (as defined in the Declaration):

RESOLVED: That, there being no Interest outstanding in sixteen initial Series of the Trust, the following such Series and their establishment and designation are hereby abolished:

          The China Portfolio
          The India Portfolio
          The Mexico Portfolio
          The Eastern European Growth Portfolio
          The Structured Equity Portfolio
          The Australian Equity Portfolio
          The European Small Company Portfolio
          The International Short Term Bond Portfolio
          The European Bond Portfolio
          The Global Bond Portfolio
          The Asian Bond Portfolio
          The Latin American Bond Portfolio
          The Global Money Market Portfolio
          The European Money Market Portfolio
          The German Money Market Portfolio
          The Japanese Money Market Portfolio

FURTHER
RESOLVED:         The Trustees  hereby  establish and designate five  additional
                  Series, such Series together with the Trust's four remaining initial Series totalling nine Series (each a "Portfolio" and collectively the "Portfolios") of the Trust.

                  The Portfolios shall be redesignated or designated as follows:

                  The Asia Growth Portfolio
                  The Japan Equity Portfolio
                  The European Equity Portfolio
                  The Latin American Equity Portfolio
                  The Disciplined Equity Portfolio
                  The Global Strategic Income Portfolio
                  The International Opportunities Portfolio
                  The Small Company Growth Portfolio
                  The Emerging Markets Debt Portfolio

FURTHER
RESOLVED:         The Interests in each Portfolio shall have the relative rights and preferences provided in the Declaration.

         IN WITNESS WHEREOF, the undersigned have executed this instrument, attested by the Trust's Secretary, on the 10th day of October, 1996. This


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instrument may be executed by the Trustees on separate counterparts but shall be effective when signed by a majority of the Trustees and so attested.



/s/ Frederick S. Addy
Frederick S. Addy


/s/ William G. Burns
William G. Burns


/s/ Arthur C. Eschenlauer
Arthur C. Eschenlauer


/s/ Matthew Healey
Matthew Healey


/s/ Michael P. Mallardi
Michael P. Mallardi

Attest:


/s/ John E. Pelletier
John E. Pelletier
Secretary

JPM530